Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Antero Midstream GP LP:

We consent to the use of our report dated March 1, 2017, with respect to the consolidated balance sheets of Antero Resources Midstream Management LLC and its subsidiary as of December 31, 2015 and 2016, and the related consolidated statements of operations and comprehensive income, members’ equity, and cash flows for the years then ended, incorporated herein by reference.

(signed) KPMG LLP

Denver, Colorado
May 9, 2017